Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 17th day of September, 2012.

NATIONAL CINEMEDIA, LLC

By: National CineMedia, Inc. its Manager

By:
Kurt C. Hall
President, Chief Executive Officer and
Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of National CineMedia, Inc., the sole manager of National CineMedia, LLC, hereby severally constitute and appoint Kurt C. Hall, Gary W. Ferrera, and Ralph E. Hardy, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 17th day of September, 2012.

Name	Title

/s/ Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)
Kurt C. Hall

/s/ Gary W. Ferrera	Chief Financial Officer (Principal Accounting and Financial Officer)
Gary W. Ferrera

/s/ Lawrence A. Goodman	Director
Lawrence A. Goodman

/s/ David R. Haas	Director
David R. Haas

Name	Title

/s/ James R. Holland, Jr.	Director
James R. Holland, Jr.

/s/ Stephen L. Lanning	Director
Stephen L. Lanning

/s/ Gerardo I. Lopez	Director
Gerardo I. Lopez

/s/ Edward H. Meyer	Director
Edward H. Meyer

/s/ Amy E. Miles	Director
Amy E. Miles

/s/ Lee Roy Mitchell	Director
Lee Roy Mitchell

/s/ Scott N. Schneider	Director
Scott N. Schneider